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***** SERVICING CERTIFICATE AND  STATEMENT TO CERTIFICATEHOLDERS ****** Version:                                     PAGE 6

MLCC Mortgage Investors, Inc.                                            Current Collection Period:   01-Apr-96 to 30-Apr-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1   P & S Agreement Date:                     01-Apr-96
                                        Current pass-through rates:
Investor Certificates, Series 1996-1     LIBOR + 0.23%   5.73000%        Original Closing Date:                    02-May-96
                                                                         Distribution Date:                        28-May-96
Note:  A Rapid Amortization Event has not occured since the prior Distribution Date.
                               26  -- Accrual Days                     Investor Floating Allocation Percentage     97.999738%
LIBOR      5.50000%       9.00288% -- Net Loan Rate                    Investor Fixed Allocation Percentage        98.000000%
WAC        9.50288%       8.90288% -- Alternate Certificate Rate
============================================================================================================================
 1       Beginning Pool Balance                                                    (P&S 4.01xx, 5.03xii)      290,522,204.77
 2       Beginning Pool Factor                                                                                    100.000000%
- ----------------------------------------------------------------------------------------------------------------------------
 3       Beginning Invested Amount                                                 (P&S 4.01xxi)              284,711,000.00
 4       Beginning Seller Interest                                                                              5,811,204.77
 5       Beginning Certificate Principal Balance (INSURED AMOUNT)                  (P&S 4.01xxix)             284,711,000.00
 6       Beginning Overcollateralization Amount                                                                         0.00
- ----------------------------------------------------------------------------------------------------------------------------
 7       Minimum Seller Interest                                                                                5,811,204.77
 8       Required Amount                                                           (P&S  4.01xxii, 5.03x)       5,810,444.10
 9       Seller Subordinated Amount                                                (P&S 4.01xxiii, 5.03xi)      5,810,444.10
- ----------------------------------------------------------------------------------------------------------------------------
         Collection Amounts
- ----------------------------------------------------------------------------------------------------------------------------
10       Aggregate of all Trust Interest Collections                               (P&S 4.01i)                  1,135,807.16
11       Aggregate of all Trust Principal Collections                              (P&S 4.01ii)                20,057,524.60
12       Aggregate of any Trust Insurance Proceeds                                 (P&S 4.01iii)                        0.00
13       Aggregate of any Net Trust Liquidation Proceeds                           (P&S 4.01iv)                         0.00
14       Aggregate of Transfer Deposits                                            (P&S 4.01v)                          0.00
15       Monthly Advance For Such Distribition Date                                (P&S 4.01vi, 5.03xv)         1,066,002.70
16 i.    Available Distribution Amount (10+11+12+13+14+15)                         (P&S 4.01vii)               22,259,334.46
   ii.   Distribution to Trustee                                                                                2,201,809.86
17       Monthly Advance Reimbursement Amount                                      (P&S 4.01viii)                       0.00
18       Investor Loss Amount                                                      (P&S 4.01xviii)                      0.00
19       Current Investor Loss Distribution Amount                                                                      0.00
20       Current Month Additional Balances                                         (P&S 4.01xxvii)             35,478,078.50
21       Available Excess Interest (10+15-24i-25ii-26ii)                                                          955,812.96
22       Liquidation Loss Amounts                                                                                       0.00
23       Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)             (P&S 4.01xviii)                      0.00

- ----------------------------------------------------------------------------------------------------------------------------
         Distribution Amounts
- ----------------------------------------------------------------------------------------------------------------------------
24 i.    Total Amount to Certificate Insurer                                                                       23,725.92
   ii.   Monthly Insurance Premium                                                                                 23,725.92
   iii   Reimbursement Amount                                                      (P&S 4.01xxx)                        0.00

25 i.    Investor Certificate Distribution Amount (25v+25x)                        (P&S 5.03i)                  1,178,229.02
   ii.   Certificate Formula Interest                                              (P&S 4.01xi)                 1,178,229.02
   iii   Certificate Interest Collections                                          (P&S 4.01x)                  2,157,767.90
   iv.   Unpaid Certificate Interest Shortfall Included in 25i                     (P&S 4.01xiii)                       0.00
   v.    Total Certificate Distribution Allocable to Interest (25ii+25iv)                                       1,178,229.02
   vi.   Maximum Principal Payment                                                 (P&S 4.01xvii)              19,656,374.11
   vii   Alternative Principal Payment                                             (P&S 4.01xvii)                       0.00
   viii. Scheduled Principal Collections Payment                                   (P&S 4.01xvii)                       0.00
   ix.   Accelerated Principal Distribution Amount                                 (P&S 4.01xvi)                        0.00
   x.    Total Certificate Distribution Allocable to Principal (19+25viii+25ix)                                         0.00

26 i.    Seller Distribution Amount                                                                               999,854.92
   ii.   Seller Interest Collections (10+15-19-25iii)                              (P&S 4.01xv)                    44,041.96
   iii   Residual Amount included in 26i                                           (P&S 4.01xxxi)                 955,812.96
   iv.   Seller Principal Collections (11-25viii)                                  (P&S 4.01xv)                         0.00

- ----------------------------------------------------------------------------------------------------------------------------
27       Unpaid Certificate Interest Shortfall Due (From Previous Distributions)   (P&S 4.01xii)                        0.00
28       Investor Loss Reduction Amount (From Previous Distributions)              (P&S 4.01xix)                        0.00
29       Liquidation Loss Amounts (From Previous Distributions)                    (P&S 4.01 xxxvi)                        0
30       Cumulative Number of all Retransferred Mortgage Loans
           (From Previous Distributions)                                           (P&S 4.01xxxvii, 5.03x)                 0
31       Cumulative Retransferred Mortgage Loan Trust Balances
           (From Previous Distributions)                                           (P&S 4.01xxxvii, 5.03xx)             0.00

- ----------------------------------------------------------------------------------------------------------------------------
32       Unpaid Certificate Interest Shortfall (Carryover)                         (P&S 4.01xiv)                        0.00
33       Number of all Retransferred Mortgage Loans (Current Retransfer Date)      (P&S 4.01xxxvii, 5.03xx)                0
34       Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)      (P&S 4.01xxxvii, 5.03xx)             0.00

- ----------------------------------------------------------------------------------------------------------------------------
35       Ending Pool Balance                                                       (P&S 5.03xii)              305,942,758.67
36       Ending Pool Factor                                                        (P&S 4.01xxv, 5.03ix)          105.307874%
- ----------------------------------------------------------------------------------------------------------------------------
37       Ending Invested Amount                                                                               284,711,000.00
38       Ending Seller Interest                                                    (P&S 4.01xxvi)              21,231,758.67
39       Ending Certificate Principal Balance    (INSURED AMOUNT)                  (P&S 4.01xxv, 4.01xxix)    284,711,000.00
40       Ending Overcollateralization Amount                                       (P&S 4.01xxiv, 5.03xiii)             0.00
============================================================================================================================
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****** SERVICING CERTIFICATE AND  STATEMENT TO CERTIFICATEHOLDERS ****** Version         04-Jun-96                        PAGE 7

MLCC Mortgage Investors, Inc.                                           Current Collection Period:  01-Apr-96 to 30-Apr-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1  P & S Agreement Date:                          01-Apr-96
                                        Current pass-through rates:
Investor Certificates, Series 1996-1    LIBOR + 0.23%   5.73000%        Original Closing Date:                         02-May-96
                                                                        Distribution Date:                             28-May-96
Note:  A Rapid Amortization Event has not occured since the prior Distribution Date.
                             26  -- Accrual Days                Investor Floating Allocation Percentage                97.999738%
LIBOR   5.50000%        9.00288% -- Net Loan Rate               Investor Fixed Allocation Percentage                   98.000000%
WAC     9.50288%        8.90288% -- Alternate Certificate Rate
=================================================================================================================================
Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)
41 i.    Total Certificate Distribution Amount Allocable to Interest                   (P&S 5.03ii)                     4.138333
   ii.   Unpaid Certificate Interest Shortfall Included in Current Distribution        (P&S 5.03iii)                    0.000000
   iii.  Unpaid Certificate Interest Shortfall Remaining after Current Distribution
            (Carryover)                                                                (P&S 5.03iv)                     0.000000

42 i     Total Certificate Distribution Allocable to Principal                         (P&S 5.03v)                      0.000000
   ii.   Scheduled Principal Collections Payment                                       (P&S 5.03v)                      0.000000
   iii.  Accelerated Principal Distribution Amount                                     (P&S 5.03v)                      0.000000

43 i.    Reimbursed Investor Loss Reduction Amounts Included in Current Distribution   (P&S 5.03vi)                     0.000000
   ii.   Investor Loss Reduction Amounts after Current Distribution (Carryover)        (P&S 5.03vii)                    0.000000

44       Servicing Fee                                                                 (P&S 5.03xiv)                  119,392.69
45       Cumulative Monthly Advance by Servicer                                                                     1,066,002.70
46       Amount of Insured Payments by the Certificate Insurer                         (P&S 5.03xix)                        0.00

47 i.    Number of Mortgage Loans 31 to 60 days delinquent                             (P&S 4.01xxxii, 5.03xvi)              377
   ii.   Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent       (P&S 4.01xxxii, 5.03xvi)     4,365,233.97
48 i.    Number of Mortgage Loans 61 to 90 days delinquent                             (P&S 4.01xxxii, 5.03xvi)               62
   ii.   Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent       (P&S 4.01xxxii, 5.03xvi)     4,052,659.03
49 i.    Number of Mortgage Loans 91 or more days delinquent                           (P&S 4.01xxxii, 5.03xvi)                0
   ii.   Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent     (P&S 4.01xxxii, 5.03xvi)             0.00
50 i.    Number of Mortgage Loans in Foreclosure                                       (P&S 4.01xxxiii, 5.03xvii)              0
   ii.   Aggregate Principal Balances of Mortgage Loans in Foreclosure                 (P&S 4.01xxxiii, 5.03xvii)           0.00

51       Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed     (P&S 4.01xxxiv, 5.03xviii)           0.00
52       The Aggregate Trust Balances of any Liquidated Loans in the Current Month     (P&S 4.01xxxv)                       0.00
=================================================================================================================================
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